Exhibit 10.75

CC MEDIA HOLDINGS, INC.
RESTRICTED SHARES AGREEMENT

This Restricted Shares Award Agreement (the “Agreement”) dated October 15, 2102 (the “Agreement Date”) is being entered into by CC Media Holdings, Inc., a Delaware corporation (the “Company”) and Robert H. Walls, Jr. (the “Grantee”) pursuant to the Company’s 2008 Executive Incentive Plan (as amended from time to time, the “Plan”).

WHEREAS, the Company has decided to grant the Grantee restricted shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”) pursuant to the Plan, subject to the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Grant of Restricted Shares.  This Agreement evidences the grant by the Company to the Grantee of Shares of Class A Common Stock of the Company, par value $.001 per share (collectively, the “Restricted Shares”), on the terms provided in the Plan and set forth in this Agreement, in the aggregate amount of 60,000 Shares of Restricted Shares on October 15, 2012 (the “Grant Date”).  Except as otherwise provided by the Plan, the Grantee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Grantee with any protection against potential future dilution of the Grantee’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any Restricted Shares, except as otherwise specifically provided for in the Plan or this Agreement.

2.                  Period of Restriction; Delivery of Unrestricted Shares.  Until the Restricted Shares vest in accordance with this Agreement, the Restricted Shares shall bear a legend indicating that the Restricted Shares are restricted and that the transfer of such stock is restricted.  When shares of Restricted Shares awarded by this Agreement vest, the Grantee shall be entitled to receive unrestricted Shares.  If the stock certificates of the Restricted Shares contain legends restricting the transfer of such shares, the Grantee shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws); provided however, that any shares of Restricted Shares that vest pursuant to this Agreement shall be subject to the additional lock-up provisions and/or restrictions on transfer described in Exhibit A.

3.                  Dividends and Other Distributions.  The Grantee shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the Restricted Shares to which they relate, and shall be paid at the same time that such Restricted Shares vest pursuant to Section 4 hereof.  In the event that such Restricted Shares are forfeited, any dividends or distributions previously declared with respect to such Restricted Shares shall also be immediately forfeited.  If any dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were declared.  Notwithstanding the foregoing, in the event that a dividend or other distribution is paid in respect of any unvested Restricted Shares with respect to which the Grantee has completed an election under Section 83(b) of the Code (such timely election referred to herein as an “83(b) Election”), the Company shall pay to the Grantee in cash a portion of such dividend or distribution in an amount equal to the amount that is payable by the Grantee in federal, state or local taxes on account of such dividend or distribution prior to the time that the Restricted Shares to which they relate vest, in such amount as determined by the Company in its sole discretion; provided, however, that for the

Exhibit 10.75

avoidance of doubt, any portion so paid shall reduce the amount later owed to the Grantee in the event that such distribution or dividend later becomes vested and payable.

4.                  Vesting.  The grant of Restricted Shares evidenced by this Agreement shall be unvested as of the date of grant and shall not be vested for purposes of this Agreement (and shall be subject to forfeiture) until all applicable vesting conditions set forth in this Section 4 are satisfied.

(a)                Vesting of Restricted Shares.  The Restricted Shares shall be divided equally into two tranches: 50% of the total Restricted Shares (rounded up to the nearest number of whole Shares) shall be “Tranche 1 Shares” and the remaining Restricted Shares shall be “Tranche 2 Shares.”  During the Grantee’s Employment, the Restricted Shares shall vest as follows:

(i)                  Tranche 1 Shares: The Tranche 1 Shares shall vest with respect to 20% of the total Tranche 1 Shares on each of the first, second, third, fourth and fifth annual anniversaries of the Grant Date, provided that the Grantee’s Employment continues through such time.

(ii)                Tranche 2 Shares: The Tranche 2 Shares shall vest upon the achievement of a Qualifying Return to Investor, provided that the Grantee’s Employment continues through such time.

(b)               Termination of Employment.

(i)                  Subject to Section 4(b)(ii) (or any other written agreement between the Company and the Grantee with respect to vesting and termination of Shares granted under the Plan), (A) the Restricted Shares shall only vest on the dates specified above if the Grantee is then, and has continuously been, an Employee, and (B) any Restricted Shares that are not vested pursuant to the terms of Section 4 as of the Grantee’s termination of Employment shall be immediately forfeited to the Company for no consideration and the Grantee shall have no further rights to such forfeited Restricted Shares.

(ii)                In the event of the Grantee’s termination of Employment by the Company without Cause during the twelve (12) months following a Change of Control, 100% of the then outstanding and unvested Tranche 1 Shares shall immediately vest.

(c)                Expiration.  Any Restricted Shares that do not vest pursuant to their terms prior to the tenth (10th) anniversary of the commencement of the Grant Date shall immediately expire as of such date.

5.                  Tax Withholding; Section 83(b).

(a)                The Company shall have the power and the right to deduct or withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Grantee’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Shares (the “Withholding Tax”).  In the event that any previously withheld amounts are insufficient to satisfy the Withholding Tax on account of the Restricted Shares, the Grantee shall remit to the Company, at the time required by the Company, an amount sufficient to satisfy the Withholding Tax or shall have made other arrangements satisfactory to the Company with respect to the Withholding Tax.  Subject to

Exhibit 10.75

applicable law, in lieu of such remittance, the Company may satisfy the Withholding Tax from any source of funds available to the Company and otherwise payable to Grantee, including salary or bonus payments.  To the extent that the Grantee does not satisfy the Withholding Tax, the Grantee shall forfeit an additional number the shares of Restricted Shares so that the Withholding Tax on the remaining Restricted Shares has been satisfied, as determined by the Company in its sole discretion.

(b)               If the Grantee properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Shares to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such shares of Restricted Stock, the Grantee shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock.  If the Grantee shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares, as well as the rights set forth in Section 5(a) hereof.  The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Grantee elects to make such election, and the Grantee agrees to timely provide the Company with a copy of any such election.

6.                  Nontransferability.  The shares of Restricted Shares, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Grantee (or any beneficiary of the Grantee), other than by testamentary disposition by the Grantee or the laws of descent and distribution.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Shares, or the levy of any execution, attachment or similar legal process upon the Restricted Shares, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.  Notwithstanding the foregoing, following vesting of any Restricted Shares, the Shares granted hereunder shall continue to be subject to any restrictions provided in Section 2.

7.                  Effect on Employment.  Neither this Agreement nor the grant of Restricted Shares hereunder shall give the Grantee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her employment at any time.

8.                  Non-Competition, Non-Solicitation, Non-Disclosure.  The Board shall have the right to cancel, modify, rescind, suspend, withhold or otherwise limit the Restricted Shares, including, without limitation, canceling or rescinding this Agreement if the Board determines that the Grantee is not in compliance with any non-competition or non-solicitation or non-disclosure agreement with the Company and such non-compliance has not been authorized in advance in a specific written waiver from the Company.  In addition, in the event of any such violation of such agreement (without the advance written consent of the Company) that occurs during the period following termination of employment covered by any such agreement, the Company may require that (a) the Grantee forfeit to the Company the Shares then held by the Grantee that were received in respect of this Agreement for no consideration; or (b) the Grantee remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares then held by the Grantee that were received in respect of this Agreement, and (ii) any consideration received upon the exchange of any the Shares then held by the Grantee that were received in respect of this Agreement (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange).  The Company shall have the right to offset, against any Shares then held by the Grantee that were received in respect of this Agreement, any

Exhibit 10.75

amounts to which the Company is entitled as a result of Grantee’s violation of the terms of any non-competition, non-solicitation or non-disclosure agreement with the Company or Grantee’s breach of any duty to the Company.  Accordingly, Grantee acknowledges that (x) the Company may withhold delivery of Restricted Shares, (y) the Company may place the proceeds of any sale or other disposition of shares in respect of the Restricted Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (z) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.  The Grantee acknowledges and agrees that the calculation of damages from a breach of an agreement with the Company or of any duty to the Company would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty.  The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.

9.                  Provisions of the Plan.  This Agreement and the Restricted Shares issued hereunder are subject to the provisions of the Plan, which are incorporated herein by reference.  By accepting this Agreement, the Grantee acknowledges and agrees that a copy of the Plan has been furnished to the Grantee.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.

10.              Definitions.  Initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.  Otherwise initially capitalized terms shall have the meaning provided for below:

“Affiliate” means, with respect to any specified Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, or (b) if such specified Person is a natural person, any member of the immediate family of such specified Person.  For the purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this Agreement, none of the Company or any of its subsidiaries will be considered an Affiliate of any of the Sponsors or any of their respective Affiliates or Affiliated Funds.

“Affiliated Fund” means, with respect to any specified Person, (a) an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser or such Person or, with respect to a Person that is a Sponsor or an Affiliate of a Sponsor, (b) any other partnership, limited liability company or other legal entity controlled (i) jointly by the Sponsors and/or their respective Affiliates or (ii) individually by a single Sponsor and/or its Affiliates, in each case (i) and (ii) that is formed to invest directly or indirectly in the Company and that is designated as an Affiliate by the Sponsor or Sponsors that control, or whose Affiliates control, such entity.

“Cause” shall have the meaning ascribed to such term in any employment agreement or other similar agreement between the Grantee and the Company or any of its subsidiaries, or, if no such agreement exists or the provisions of such agreements conflict, means (a) the Grantee’s failure to perform (other than by reason of disability), or material negligence in the performance of, his or her duties and responsibilities to the Company or any of its Affiliates; (b) material breach by the Grantee of any provision of this Agreement or any employment or other written agreement; or (c) other conduct by the Grantee that is materially harmful to the business, interests or reputation of the Company or any of its Affiliates.

“Change of Control” means (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of

Exhibit 10.75

capital stock of the Company), whether or not the Company is a party thereto, after which the Sponsors and their respective Affiliated Funds and Affiliates do not directly or indirectly control capital stock representing more than 25% of the economic interests in and 25% of the voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (b) any sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after which in excess of 50% of the Company’s voting power is owned directly or indirectly by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), other than the Sponsors and their respective Affiliated Funds and Affiliates (or a group of Persons that includes such Persons); or (c) a sale of all or substantially all of the assets of the Company to any Person and the “affiliates” or “associates” of such Person (or a group of Persons acting in concert), other than the Sponsors and their respective Affiliated Funds and Affiliates (or a group of Persons that includes such Persons).

“Investor Shares” means Shares of any type held by Clear Channel Capital IV, LLC and any successors in interest thereto and Clear Channel Capital V, L.P. and any successors in interest thereto, (each, an “Investor”) and shall include any stock, securities or other property or interests received by the Investors in respect of Investor Shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance.

“Person” means any natural person or individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” means a public offering and sale of shares of common stock of the Company, for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended.

“Qualified Public Offering” means the first underwritten Public Offering after the date hereof pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) in connection with which the Company or any of the Sponsors or their respective Affiliates or Affiliated Funds receives sale proceeds therefrom.

“Qualifying Return to Investor” means the return to the Sponsors and their respective Affiliates and Affiliated Funds, measured in the aggregate, on their cash investment to purchase Investor Shares, taking into account the amount of all cash dividends and cash distributions to the Sponsors and their respective Affiliates and Affiliated Funds in respect of their Investor Shares and all cash proceeds to the Sponsors and their respective Affiliates and Affiliated Funds from the sale or other disposition of such Investor Shares.

“Sponsors” shall mean Bain Capital (CC) IX L.P. and its Affiliates and THL Equity Fund VI, L.P. and its Affiliates.

11.              Compliance with Laws.  The issuance of the Restricted Shares or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue the Restricted Shares or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.

Exhibit 10.75

12.              Section 409A.  Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Shares are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

13.              Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof

14.              General.  For purposes of this Agreement and any determinations to be made by the Administrator or the Committee, as the case may be, hereunder, the determinations by the Administrator or the Committee, as the case may be, shall be final and binding upon the Grantee and any transferee.

15.              Lock-Up.  The Grantee agrees that in connection with a Public Offering, upon the request of the Company or the managing underwriters(s) of such Public Offering, the Grantee will not Transfer, make any short sale of, loan, grant any option for the purchase of, pledge, enter into any swap or other arrangement that transfers any of the economic ownership, or otherwise encumber or dispose of the Restricted Shares or any portion thereof for such period as the Company or such managing underwriter(s), as the case may be, may request, commencing on the effective date of the registration statement relating to such Public Offering and continuing for not more than 90 days (or 180 days in the case of any Public Offering up to and including the Qualified Public Offering), except with the prior written consent of the Company or such managing underwriter(s), as the case may be. The Grantee also agrees that he or she will sign a “lock up” or similar arrangement in connection with a Public Offering on terms and conditions that the Company or the managing underwriter(s) thereof deems necessary or desirable.

16.              Consent.  By signing this Agreement, the Grantee acknowledges and agrees that:

(a)                the Company and the Company’s Affiliates are permitted to hold and process personal (and sensitive) information and data about the Grantee as part of its personnel and other business records and may use such information in the course of its business;

(b)               they may disclose such information to third parties, including where they are situated outside the European Economic Area, in the event that such disclosure is in their view required for the proper conduct of their business; and

(c)                this Section applies to information held, used or disclosed in any medium.

Exhibit 10.75

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer.  This Agreement shall take effect as a sealed instrument.

CC MEDIA HOLDINGS, INC.

By: _________________________________
Name:
Title:

Dated: ________________________

Acknowledged and Agreed

____________________________________
Name: Robert H. Walls, Jr.

Address of Principal Residence:

Exhibit 10.75

EXHIBIT A

            Any Shares received under this Agreement (whether or not the Restricted Shares vest pursuant to Section 4) shall be subject to the following additional restrictions.

1.                  Transferability of Shares.  Except as provided in this Exhibit A or Section 5 of the Agreement, no Transfer of Shares received pursuant to this Agreement by the Grantee is permitted, provided that any shares of Restricted Shares that vest pursuant to Section 4 (“Received Shares”) by the Grantee are permitted to be Transferred as follows:

(a)                Permitted Transferees. The Grantee may Transfer any and all Received Shares to a Permitted Transferee, provided that such Permitted Transferee shall become a party to and subject to the terms and conditions of this Agreement. Prior to the initial Transfer of any Received Shares to a given Permitted Transferee pursuant to this Section 1(a) and as a condition thereto, the Permitted Transferee shall execute a written agreement in a form provided by the Company under which such Permitted Transferee shall become subject to all provisions of this Agreement to the extent applicable to the Received Shares, including without limitation this Exhibit and Sections 8 and 15 of the Agreement.

(b)               Public Transfers.  After the third anniversary of the closing of a Qualified Public Offering, the Grantee may Transfer any or all Received Shares to the public pursuant to Rule 144 under the Securities Act of 1933, as amended (“Rule 144”).

(c)                Sale Rights on Termination Due to Death or Disability. Upon the Grantee’s termination of Employment due to death or Disability, the Grantee and his or her Permitted Transferees will have the right, subject to Sections 1(e), 1(f) and 1(g) of this Exhibit, to sell to the public pursuant to Rule 144 at any time during the one-year period following the effective date of such termination all or any portion of the Received Shares, notwithstanding that such a Transfer might not otherwise then be permitted by Section 1(b) of this Exhibit.

(d)               Release of Received Shares. If prior to the third anniversary of the closing of a Qualified Public Offering, any Investor makes a Transfer of its Equity Shares to any Person (other than a Transfer to any other Investor or Sponsor or to any of the respective Affiliates or Affiliated Funds of any such Investor or Sponsor), then the Grantee will be permitted to Transfer, pursuant to Rule 144, that portion of the Grantee’s Received Shares that bears the same proportion to the total number of Received Shares as the number of Equity Shares that were Transferred by such Investor bears to the total number of Equity Shares that were owned by all Investors immediately prior to such Transfer.

(e)                Legal Restrictions; Other Restrictions. The restrictions on Transfer contained in this Agreement, including those specified in this Exhibit A, are in addition to any prohibitions and other restrictions on transfer arising under any applicable laws, rules or regulations, and the Grantee may not Transfer Received Shares to any other Person unless the Grantee first takes all reasonable and customary steps, to the reasonable satisfaction of the Company, to ensure that such Transfer would not violate, or be reasonably expected to restrict or impair the respective business activities of the Company or any of its subsidiaries under, any applicable laws, rules or regulations, including applicable securities, antitrust or U.S. federal communications laws, rules and regulations. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which the Grantee may be subject, including any restrictions on Transfer contained in the Company’s certificate of incorporation (including restrictions therein relating to federal communications laws), or any other agreement to which the

Exhibit 10.75

Grantee is a party or is bound or any applicable lock-up rules and regulations of any national securities exchange or national securities association.

(f)                 Impermissible Transfers. Any Transfer of Received Shares not made in compliance with the terms of this Section 1 shall be null and void ab initio, and the Company shall not in any way give effect to any such Transfer.

(g)                Period. Upon the occurrence of a Change of Control, all the Transfer restrictions of this Section 1 shall terminate.

2.                    Drag Rights.

(a)                Sale Event Drag Along.  If the Company notifies the Grantee in writing that it has received a valid Drag Along Sale Notice (as defined in the Stockholders Agreement) pursuant to the Stockholders Agreement and that Capital IV has informed the Company that it desires to have the Grantee participate in the transaction that is the subject of the Drag Along Sale Notice, then the Grantee shall be bound and obligated to Transfer in such transaction no more than the percentage of the aggregate number of Restricted Shares then held by the Grantee that the Company notifies the Grantee is equal to the percentage of Equity Shares held by the Sponsors and their Affiliates that the Sponsors and Affiliates are transferring in such transaction, on the same terms and conditions as the Sponsors and their Affiliates with respect to each Equity Share Transferred, provided, however, that for the avoidance of doubt, the Restricted Shares shall continue to be subject to the terms of this Agreement (including, but not limited to, any vesting or transfer restrictions).  With respect to a given transaction that is the subject of a Drag Along Notice, the Grantee’s obligations under this Section 2 shall remain in effect until the earlier of (1) the consummation of such transaction and (2) notification by the Company that such Drag Along Sale Notice has been withdrawn.

(b)               Waiver of Appraisal Rights. The Grantee agrees not to demand or exercise appraisal rights under Section 262 of the Delaware General Corporate Law, as amended, or otherwise with respect to any transaction subject to this Section 2, whether or not such appraisal rights are otherwise available.

(c)                Further Assurances. The Grantee shall take or cause to be taken all such actions as requested by the Company or Capital IV in order to consummate any transaction subject to this Section 2 and any related transactions, including but not limited the execution of agreements and other documents requested by the Company.

(d)               Period. The foregoing provisions of this Section 2 shall terminate upon the occurrence of a Change of Control.

3.                  Other Agreements. If the Grantee is otherwise party to a stockholders agreement or other similar agreement (including any side letter thereto), applicable to equity issued by the Company or its Affiliates, the Company may, in its sole discretion, choose to apply any of the terms of such agreement(s) in lieu of any of the terms of this Exhibit or Section 15 of the Agreement.

4.                  Definitions.  For purposes of this Exhibit, the follow terms shall have the meanings set forth below.

“Capital IV” means Clear Channel Capital IV, LLC, a Delaware limited liability company formed and jointly controlled by the Sponsors, and its successors and/or assigns.

Exhibit 10.75

“Capital V” means Clear Channel Capital V, L.P., a Delaware limited partnership formed and jointly controlled by the Sponsors, and its successors and/or assigns.

“Disability” (a) has the meaning given to such term in the Grantee’s employment agreement then in effect, if any, between the Grantee and the Company or any of its subsidiaries, or (b) if there is no such term in such employment agreement or there is no such employment agreement then in effect, means the disability of an Grantee during his or her Employment through any illness, injury, accident or condition of either a physical or psychological nature as a result of which, in the judgment of the Board, he or she is unable to perform substantially all of his or her duties and responsibilities, notwithstanding the provision of any reasonable accommodation, for 6 consecutive months during any period of 12 consecutive months.

“Equity Shares” means Shares as such term is used in the Stockholders Agreement.

“Members of the Immediate Family” means, with respect to an individual, each spouse or child or other descendant of such individual, each trust created solely for the benefit of one or more of the aforementioned persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned persons in his or her capacity as such custodian or guardian.

“Permitted Transferee” means (a) the Grantee’s estate, executors, administrators, personal representatives, heirs, legatees or distributees, in each case acquiring the Received Shares in question pursuant to the will or other instrument taking effect at death of such Grantee or by applicable laws of descent and distribution, or (b) a trust, private foundation or entity formed for estate planning purposes for the benefit of the Grantee and/or any of the Members of the Immediate Family of such Grantee. In addition, the Grantee shall be a Permitted Transferee of the Grantee’s Permitted Transferees.

 “Stockholders Agreement” means the Stockholders Agreement, dated as of July 29, 2008, as amended from time to time, by and among the Company, BT Triple Crown Merger Co., Inc. and other stockholders of the Company who from time to time may become parties thereto.

“Transfer” means any sale, pledge, assignment, encumbrance, distribution or other transfer or disposition of shares or other property to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.